Exhibit 21.1
CME Group Subsidiaries

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
Board of Trade of the City of Chicago, Inc.	Delaware
Cheetah Acquisition Corp.	Delaware
Cheetah Acquisition LLC	Delaware
Chicago Mercantile Exchange Inc.	Delaware
Chicago Mercantile Exchange Korea Inc.	Republic of Korea
Chicago Mercantile Exchange Luxembourg Holdings S.à.r.l.	Luxembourg
Chicago Mercantile Exchange Luxembourg S.à.r.l.	Luxembourg
CME Benchmark Europe Limited	United Kingdom
CME Clearing Europe Limited	United Kingdom
CME Consulting (Beijing) Co. Ltd.	China
CME ECM Inc.	Delaware
CME Europe Limited	United Kingdom
CME Finance Holdings Limited	United Kingdom
CME Global Marketplace Inc.	Delaware
CME Group Asia Holdings Pte.Ltd	Singapore
CME Group Hong Kong Limited	Hong Kong
CME Group Index Services LLC	Delaware
CME Group International Market Data Limited	United Kingdom
CME Group Japan Kabushiki Kaisha	Japan
CME Group Marketing Canada Inc.	Canada
CME Group Singapore Operations Pte.Ltd.	Singapore
CME Group Strategic Investments LLC	Delaware
CME Interest Earning Facility for Customer-Segregated Funds, L.L.C.	Illinois
CME Interest Earning Facility for Proprietary Funds, L.L.C.	Illinois
CME Marketing Europe Limited	United Kingdom
CME Operations Limited	United Kingdom
CME Shareholder Servicing LLC	Illinois
CME Technology and Support Services Limited	United Kingdom
CME Trade Repository Limited	United Kingdom
CMEF Luxembourg S.a.r.l.	Luxembourg
CMEG Brazil 1 Participações Ltda.	Brazil
CMEG Brazil Investments 1 LLC	Delaware
CMEG Brazil Investments 2 LLC	Delaware
CMEG Foundation Services Inc.	Delaware
CMEG México, S. de R.L. de C.V.	Mexico
CMEG NYMEX Holdings Inc.	Delaware
CMEG Strategic Sdn. Bhd.	Malaysia
Commodity Exchange, Inc.	New York
Commodore Acquisition Corp.	Delaware
Commodore Acquisition LLC	Delaware
ConfirmHub, LLC	Delaware
Elysian Systems Limited	United Kingdom

GFX Corporation	Illinois
Globex Markets Ltd	United Kingdom
Liquidity Ventures I LLC	Delaware
New York Mercantile Exchange, Inc.	Delaware
Pivot, Inc.	Delaware
The Board of Trade of Kansas City, Missouri, Inc.	Delaware

*Inactive subsidiaries and subsidiaries in the process of liquidation have been excluded.